Code of Agreement:  0346012007200009

Shenyang City Commercial Bank

Loan Agreement

Date: June 18, 2007

Loan Agreement

Borrower (Party A):	Shenyang Maryland International Industry Co., Ltd.

Legal representative:	Frank Jiang
Address:	No. 69 Heping North Street, Heping District, Shenyang

Telephone:	22813888

Lender(Party B):	Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan Branch (Now it has changed its name as Shengjing Bank)

Legal representative:	ZHANG Yun

Address:	No.206, Zhongshan Road, Shenhe District, Shenyang
Telephone:	22856375

This agreement is made and entered into by Party A and Party B based on equality, honesty and credibility in accordance with PRC’s <Contract Law> and relative regulations.

Article 1 Loan

1.1  The amount of loan is RMB 40,000,000.

1.2  Loan purpose: Renovation of President Building; repurchase bad assets from Industrial and Commercial Bank of China; development of Olympic Center project.

1.3  The effective term of the loan is two years, from June 18, 2007 until June 12,2009. If the term on loan receipt is in conflict with the agreed, the term on loan receipt prevails.

Article 2 Loan interest

2.1  The interest rate of the loan is 8.775%.

2.2  The interest hereunder is calculated from the day when lender actually launches the loan. The borrower shall pay the interest in the ( ) method as follows:

(1)	The borrower shall pay the interest on the 20th of the third month of each quarter.

If the last day to repay the principal is not the interest payment day, the borrower shall pay off the total accrued interest on the last principal repayment day.

(2)  The borrower shall pay the interest on the 20th of each month.

If the last day to repay the principal is not the interest payment day, the borrower shall pay off the total accrued interest on the last principal repayment day.

(3)	The borrower shall pay off the principal and interest on the due date.

2.3   If the borrower repays the loan ahead of schedule agreed by the lender, the interest shall be calculated by actual days in the agreed interest rate based on the amount of loan.

2.4   During the effective term of this agreement, if the People’s Bank of China adjusts the interest rate, the loan within one year term shall remain the agreed interest rate, while the interest of loan with term of more than one year shall be accrued according to the adjusted interest rate under this agreement by the lender without giving any notice to the borrower and be collected from the first interest payment date of next quarter.

Article 3  The issue of loan

3.1   The loan shall be issued upon the following conditions:

(1)	The pledge agreement stated in the Article 5 has been entered into.
(2)	The mortgage and pledge have been registered at the registration organ.
(3)	The pledge and relative ownership documentation have given to the lender.
(4)	The borrower has opened the account upon the lender’s request for loan and repayment of principal and interest.
(5)	The materials provided by the borrower have met the requirements to issue the loan.

3.2  The lender shall issue the loan within five business days upon the conditions in Article 3.1 get fulfilled by the borrower.

3.3  The issue date and repayment date shall be according to the date set on the loan receipt.

Article 4  Repayment of principal and interest

4.1  The borrower shall deposit an amount not less than due interest in the account stated in the Article 3.1(4) before each interest payment date.

4.2  The lender shall automatically collect interest from borrower’s account on each interest payment date.

4.3  If lender fails to collect interest or due to insufficient deposit, the lender is entitled to deduct from other account opened by the borrower in Shengjing Bank.

4.4  If loan maturity or acceleration of maturity occurs, the lender shall deduct the principal and interest from the borrower’s account.

Article 5  Loan guarantee

5.1  The loan is secured by the pledge provided by Shenyang Maryland International Industry Co., Ltd. and the Pledge Agreement is entered into. The contract number is 0346012007200009.

5.2   The scope of guarantee of guarantor includes but not limited to principal, interest, fine, penalty, stamp duty, fees to get creditor’s right of lender under this agreement.

5.3   If the financial condition of guarantor deteriorates or the capacity to repay loan obviously weakens or lose due to depreciation, damage or loss of the mortgage and pledge, the borrower agrees to provide new guarantees to secure the repayment of loan and other fees.

Article 6  Promise and warranty made by the borrower

6.1   The borrower shall utilize the loan under this agreement without appropriating for other use or illegal business activities.

6.2   The borrower shall repay the principal and interest under this agreement on time.

6.3   The borrower agrees the lender’s inspection of loan usage and shall cooperate closely with the lender through the procedure to inspect and examine borrower’s conditions of income, expenditure and liability etc. and shall provide complete true and precise reply and materials under lender’s request in good season.

6.4   The borrower and authorized representative are authorized to sign this agreement.

6.5   During the effective term, the borrower shall not execute the following activities unless the borrower has sent written notice to the lender 30 days in advance and received written consent of the lender and paid off the loan:

The   borrower or guarantor changes the operation method including but not limited to restructuring, establishing joint venture, merger, separation, contracted operation, leasing, bankrupt application or conveying assets etc.

6.6   During the period of this agreement, the borrower shall notify the lender in written within five days after the following circumstances happen.

(1)	The conditions of the borrower or the guarantor undergo significant changes such as changes of the company name, legal representative, management officer, address or relationship of administrative subordination, reduction of the registered capital, or the business license may be revoked etc;
(2)	The borrower or guarantor involves in material litigation or arbitration;
(3)	The borrower or guarantor is suspected to violate laws, regulations or rules.
(4)	The value of guarantee decreases significantly or ownership disputes occur, or it is sealed, frozen or detained by judicial or administrative organs;
(5)	The financial conditions of the borrower or guarantor deteriorate.
(6)	The borrower or the guarantor loses his business credibility.

6.7   The borrower and his investors shall not evade the liability by surreptitiously withdrawing funds, transferring assets or shares etc.

6.8   If the borrower provides any guarantee for the third party before paying off the loan under this agreement, the borrower shall notify the lender in written statement within 5 days and such guarantee shall not affect the lender’s creditor’s right.

Article 7  Promise and warranty made by the lender

7.1   The lender shall issue the loan under this agreement.

7.2   The lender shall not disclose any confidential information of the borrower unless from the public domain.

7.3   The lender shall not intervene the usage of loan within the utilizing scope under this agreement by the borrower.

Article 8  Alteration and termination

8.1   If the borrower or the lender needs to modify or terminate this agreement, both parties shall notify the other in written statement and sign a written paper through negotiation.

8.2   If the borrower intends to transfer the liability under this agreement to the third party, the written consent of lender is required. This agreement remains valid until the transferee and the lender sign a new loan agreement. 8.3 If the borrower needs to apply for the extension, he shall send a written application to the lender 30 days prior to the due date.

8.4   If the guarantor breaches the Guarantee Agreement, the lender is entitled to terminate this agreement even before it expires.

8.5   if the following circumstance happens, the loan shall become due ahead of schedule and the lender is entitled to stop issuing loan and take back part of or the total amount of loan that has lent to the borrower. If the lender fails to take back the repayment, the loan shall be in default, and the lender is entitled to charge interests and fine for loan in default.

(1)	The borrower or guarantor undergoes temporary halt, dissolution, winding-up or business license gets revoked withdrawn or nullified; relationship of administrative subordination changes etc;
(2)	The financial conditions of the guarantor deteriorate or his guarantee capability becomes obviously insufficient due to other reasons which may affect the guarantor’s capability to undertake guarantee responsibility effectively and completely;
(3)	The borrower or guarantor involves in material litigation or arbitration;
(4)	The financial conditions of the borrower or guarantor deteriorate or the borrower or the guarantor loses his business credibility.
(5)	The borrower or guarantor is suspected to violate laws, regulations or rules.

(6)	The value of guarantee decreases significantly or ownership disputes occur, or it is sealed, frozen or detained by judicial or administrative organs;
(7)	The borrower or guarantor transfers main assets or provide guarantee that may affect his repayment capability;
(8)	The borrower fails to deposit the amount not less than due interest in the account described in Article 3.1(4) before interest payment date in each month.
(9)	The borrower breaches Article 4, Article 5 or Article 6;
(10)	The borrower loses or may lose his repayment capability.

Article 9   Responsibilities for breach of agreement

9.1   If the borrower fails to use the loan as stipulated under this agreement, the lender is entitled to stop issuing loan and take back part of or the whole loan that has lent to the borrower, and shall charge double interest on such loan during utilizing period in accordance with the state regulations.

9.2   The borrower fails to repay the amount under this agreement on time or any case described in Article 8.5 happens, the lender shall charge default interest and fine in accordance with the regulations of People’s Bank of China. The interest rate of loan in default is 1.5 times of the agreed rate under this agreement.

9.3   If the borrower fails to pay the interest on time, the lender shall charge interest on the unpaid interest.

9.4   If the borrower breaches any clause described in the Article 6 of this agreement, he shall pay 20% of the total amount of loan as penalty to the lender.

Article 10  Litigation

10.1   Both parties agree that the litigations arising from this agreement shall be settled by the local People’s Court where the lender is based.

10.2   If the lender executes his creditor’s right through litigation process due to breach of agreement by the borrower, the borrower agrees to reimburse the lender for all the related expenses including but not limited to: litigation fees charged by the court, agent fees, travel expenses and investigation fees charged by the lawyer, and expenses relating to evaluation, auction, transfer, and inquiry charged by the relative departments.

10.3   If the agreement is notarized by notary organ with enforceable force, the lender shall apply for enforcement performance in People’s Court when the loan is due or become due ahead of schedule.

Article 11   Establishment and effectiveness

11.1   This agreement will take effect after it is signed and sealed by the legal representatives of both Parties. The guarantee agreement will become effective after the establishment of the loan agreement.

11.2   This agreement is made in four copies with equal force, which each party holds one, registration organ holds two and notary organ holds one respectively.

11.3   The following enclosures are indispensable to this agreement

(1)	The copy of business license of the borrower that is annually inspected by registration organ
(2)	The Authorized letter of Credit Research and documents of Research by the enterprises and institutions.
(3)	Loan receipt
(4)	Identification of legal representative
(5)	Authorized Trust Deed
(6)	The Company Bylaws and Resolution of the Board of the borrower filed in Administrative Bureau for Industry and Commerce

Article 12  Other promises

The lender has made the borrower understand all the duties and responsibilities under this agreement and interpret in details upon the borrower’s request. Both Parties have reached the unanimous understanding of this agreement.

Lender: Shenyang Maryland International Industry Co., Ltd.

Legal representative/authorized representative:

Borrower: Shenyang City Commercial Bank (Holding)Co., Ltd. Zhongshan Branch (seal)

Legal representative/authorized representative: